UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): February 2, 2007

Commission File Number: 000-49768

BLACK GARDENIA CORP.
(Exact Name of Registrant as Specified in Charter)

Nevada	43-195-4778
(state or other jurisdiction of	(I.R.S. Employer I.D. No.)
incorporation or organization)

Level 30, Bank of China Tower, 1 Garden Road, Central Hong Kong
(Address of principal executive offices)

011-852-9836-2643
Issuer’s telephone number

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[   ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[   ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)

[   ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))

[   ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.02 Termination of a Material Definitive Agreement

On October 12, 2006, Black Gardenia Corp. (“Black Gardenia”) entered into a subscription agreement with Capital Alliance Group Inc., a British Colombia company (“Capital Alliance”), pursuant to which Black Gardenia issued 15,000,000 of its common shares (the “Shares”). Capital Alliance never fully paid for the Shares. Black Gardenia has elected to rescind the subscription agreement and Capital Alliance has agreed to the rescission. Therefore, on February 2, 2007, Black Gardenia rescinded the subscription agreement for non-payment, and subsequently cancelled the Shares and returned the Shares to treasury.

Item 5.01 Changes in Control of Registrant

To the extent required by Item 5.01 of Form 8-K, the information contained in Item 1.02 of this Current Report regarding the cancellation of the Shares is incorporated by reference in this Item.

Prior to the cancellation of the Shares, Black Gardenia had 20,000,000 common shares issued and outstanding. After the cancellation of the Shares Black Gardenia has 5,000,000 common shares issued and outstanding. Capital Alliance no longer has beneficial control over Black Gardenia. Tokay Sequoia Management Company Ltd., a British Columbia company, now has direct and beneficial control of 99.2% of Black Gardenia. Amy Ng, has voting and investment control over Tokay Sequoia Management Company Ltd.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 2, 2007	BLACK GARDENIA INC.
(Registrant)

By:	/s/ Toby Chu
Toby Chu, President and Chief Executive Officer